SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 30, 2003

EXCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6500 Greenville Avenue Suite 600, LB 17 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Item 5.  Other Events

On July 1, 2003, EXCO Resources, Inc. (“EXCO”) issued a press release announcing that each outstanding share of EXCO’s 5% Convertible Preferred Stock, par value $0.01 per share, automatically converted into one share of EXCO common stock, par value $0.02 per share, at 5:00 p.m., New York time, on June 30, 2003 pursuant to the terms of the 5% Convertible Preferred Stock.  At 5:00 p.m., New York time, on June 17, 2003, there were 4,989,869 shares of EXCO 5% Convertible Preferred Stock outstanding.  The press release is filed as an exhibit hereto.

Item 7.  Financial Statements and Exhibits

(a)                                  Financial Statements.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits.

Number	Document

99.1	Press Release dated July 1, 2003 issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: July 1, 2003	By:	/s/ J. DOUGLAS RAMSEY
		Name:	J. Douglas Ramsey, Ph.D.
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 1, 2003 issued by EXCO Resources, Inc.